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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 20, 2000



                              CLEVELAND-CLIFFS INC
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             (Exact name of registrant as specified in its charter)

              OHIO                         1-8944                34-1464672
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(State or other jurisdiction             (Commission           (IRS Employer
   of incorporation)                     File Number)        Identification No.)



1100 Superior Avenue, Cleveland, Ohio                            44114
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         (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (216-694-5700)
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         (Former name or former address, if changed since last report)





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ITEM 9.  REGULATION FD DISCLOSURE.

         Cleveland-Cliffs Inc published a News Release on December 20, 2000 with respect to Sales and Earnings Expectations as follows:

                     CLEVELAND-CLIFFS LOWERS FOURTH QUARTER
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                         SALES AND EARNINGS EXPECTATIONS

         Cleveland, OH - December 20, 2000 - Cleveland-Cliffs Inc (NYSE:CLF) reported today that it expects iron ore pellet sales will be about 2.5 million tons in the fourth quarter and 10.3 million tons for the full year. Sales were previously projected to be between 3.2 and 3.5 million tons in the quarter and
11.0 and 11.3 million tons for the full year. Year-end pellet inventory is projected to exceed 3 million tons and will be utilized to meet sales commitments in 2001 and 2002. The Company said it now expects to record a small loss in the fourth quarter.

         John S. Brinzo, Chairman and Chief Executive Officer, said, "The reduction in fourth quarter shipments is a reflection of deteriorating fundamentals in the North American steel industry. Weak order books, attributable to slowing economies in the US and Canada and high volumes of steel imports, have caused a number of Cliffs' steel company customers to curtail their raw steel output in the fourth quarter."

         Brinzo added "While conditions in the iron and steel industry are expected to remain difficult in the first half of 2001, we anticipate an improvement in Cliffs' year 2001 results compared to 2000 due to higher pellet sales volume, including significant sales under our new contract with LTV Corporation, and a reduction in losses from Cliffs and Associates Limited (CAL), our reduced iron venture in Trinidad and Tobago. On November 20, Cliffs and Lurgi completed the previously announced acquisition of LTV's 46.5 percent interest in CAL. Modifications to the Trinidad plant, which are on schedule and on budget, are expected to permit a restart of the plant in the first quarter of 2001. In recent weeks, CIRCAL(TM) briquettes produced last summer were trial tested in two US electric furnaces. The trials were a success and demonstrated the high quality of CIRCAL(TM) briquettes."

                                 * * * * ** * *

         Cleveland-Cliffs is the largest supplier of iron ore products to the North American steel industry and is developing a significant ferrous metallics business. Subsidiaries of the Company manage six iron ore mines in North America and hold equity interests in five of the mines. Cliffs has a major iron ore reserve position in the United States and is a substantial iron ore merchant. References in this news release to "Cliffs" and "Company" include subsidiaries and affiliates as appropriate in the context.

         This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties. Actual results may differ materially from such statements for a

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variety of factors; such as displacement of iron production by North American integrated steel producers due to electric furnace production or imports of semi-finished steel or pig iron; changes in the financial condition of the Company's partners and/or customers; changes in imports of steel, iron ore, or ferrous metallic products; changes due to CAL's ability to forecast revenue rates, costs and production levels; domestic or international economic and political conditions; major equipment failure, availability and magnitude and duration of repairs; process difficulties, including the failure of new technology to perform as anticipated; and availability and cost of key components of production (e.g., labor, electric power, fuel, water).

         Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently as set forth in the Company's 1999 Annual Report and Reports on Form 10-K and 10-Q and previous news releases filed with the Securities and Exchange Commission, which are available on Cliffs' web site. The information contained in this document speaks as of the date of this news release and may be superceded by subsequent events.

         Cliffs will release fourth quarter results on Wednesday, January 31, 2001, and will host a conference call the following morning, February 1, at 10:00 a.m. EST. The call will be broadcast live on Cliffs' website at http://www.cleveland-cliffs.com


                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            CLEVELAND-CLIFFS INC

                                            By: /s/ C. B. Bezik
                                                --------------------------------
                                            Name: C. B. Bezik
                                            Title: Senior Vice President-Finance

Dated:  December 21, 2000

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